                            SCHEDULE 14C INFORMATION

          INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Information Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Information Statement              Only (as permitted by Rule 14c-5(d)(2))



                  American Architectural Products Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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         -----------------------------------------------------------------------

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
                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                 (formerly known as Forte Computer Easy, Inc.)
                               1350 Albert Street
                             Youngstown, Ohio 44505

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1997
--------------------------------------------------------------------------------


To Our Shareholders:

         The 1997 Annual Meeting of Shareholders of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), will be held at the Holiday Inn Metroplex, 1620 Motor Inn Drive, Girard, Ohio 44420, on May 29, 1997, at 9:30 a.m., E.D.T., for the following purposes:

         1. To elect nine (9) directors to the Company's Board of Directors to serve for the next year or until their successors are elected.

         2. To ratify the appointment of BDO Seidman LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

         The Board of Directors has fixed the close of business on May 9, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof (the "Record Date"). Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Annual Meeting, and Shareholders are requested not to send proxies to the Company. Your attention is directed to the attached Information Statement.

         The Company's management cordially invites you to attend the Annual Meeting.

                                        By Order of the Board of Directors

                                        Frank J. Amedia
                                        President and Chief Executive Officer

Youngstown, Ohio
May 10, 1997

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                 (formerly known as Forte Computer Easy, Inc.)
                               1350 Albert Street
                             Youngstown, Ohio 44505

                -----------------------------------------------
                              INFORMATION STATEMENT
                -----------------------------------------------


         This Information Statement is being furnished to the Shareholders of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Shareholders of the Company to be held on May 29, 1997, at 9:30 a.m., E.D.T., and any adjournment or postponement thereof (the "Annual Meeting"). A Copy Of The Notice of the Annual Meeting accompanies this Information Statement. It is anticipated that the mailing of this Information Statement will commence on May 12, 1997.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     VOTING

         Only shareholders of record at the close of business on May 9, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 12,653,276 shares of the common stock, $.001 par value per share (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. There is no cumulative voting with respect to the election of directors.

         THE PROPOSALS FOR WHICH SHAREHOLDER APPROVAL IS BEING SOUGHT CANNOT
BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF
THE VOTES PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. In order to vote their shares in person at the meeting, shareholders who own their shares in "street name" must obtain a special proxy card from their broker.

         The Board of Directors does not know of any matters, other than (i) the election of nine (9) members of the Company's Board of Directors, and (ii) ratification of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, that are expected to be presented for consideration at the Annual Meeting.

         On April 1, 1997, the shareholders of the Company approved the reincorporation of the Company pursuant to the merger of the Company with a wholly-owned Delaware subsidiary. The reincorporation became effective on April 1, 1997. References in this Information Statement to numbers of shares, share prices and option exercise prices have been adjusted, where necessary, to give effect to the 1-for-10 common stock conversion ratio applicable to the reincorporation.

                               BOARD OF DIRECTORS

IN GENERAL

         At the Annual Meeting, nine (9) directors will be elected, each to hold office until the Company's next annual meeting or until his successor is elected and qualified. Subject to the requirements of applicable Delaware law, the Board may from time to time determine the number of directors of the Company.

         AAP Holdings, Inc. ("AAPH") and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, intend to vote FOR each of the nominees listed below. Accordingly, it is expected that each of such nominees will be elected to the Company's Board of Directors. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, AAPH and Mr. Amedia will vote their shares in favor of the election of such other person or persons as they may determine. The nine (9) nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         Each of the individuals listed below currently serves as a member of the Company's Board of Directors and has been nominated to stand for reelection at the Annual Meeting. Information regarding the names, ages, tenure as a member of the Board of Directors and recent business experience of each of the nominees is set forth below. Each director has served continuously with the Company since his first election to the Board of Directors as indicated below.



Name                           Age          Position                       Director Since
----                           ---          --------                       --------------
George S. Hofmeister           45           Chairman of the Board               1996

Frank J. Amedia                44           President, Chief Executive          1994
                                            Officer and Director

John J. Cafaro                 45           Director                            1996

Joseph Dominijanni             40           Director and Treasurer              1996

W.R. Jackson, Jr.              63           Director                            1996

John Masternick                71           Director                            1994

James E. Phillips              40           Director                            1996

Charles E. Trebilcock          70           Director                            1994

James K. Warren                32           Director                            1997


         George S. Hofmeister has served as the Chairman of the Board of Directors of the Company since December 19, 1996. Mr. Hofmeister has served as Chief Executive Officer and Chairman of the Board of American Commercial Holdings, Inc. ("ACH"), the parent company of AAP Holdings, Inc. ("AAPH"), since December 15, 1995 and continues to serve in such roles. Mr. Hofmeister served as Vice Chairman of Tube Products, Inc., a manufacturer of automobile exhaust systems, from February 14, 1996 until

March 25, 1997. From June 1, 1991 until December 15, 1995, Mr. Hofmeister served as Chief Executive Officer and Chairman of the Board of EWI, Inc., a manufacturer of automotive metal stampings.

         Frank J. Amedia has been a director of the Company and has served as President and Chief Executive Officer of the Company since June 8, 1994. Mr. Amedia was the founder and has served as the President of Forte, Inc., a wholly owned subsidiary of the Company, from its inception in 1989. Prior thereto, Mr. Amedia was a manufacturer's representative in the fenestration business.

         John J. Cafaro joined the Board of Directors in December 1996. Mr. Cafaro is the Executive Vice President of The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers. Mr. Cafaro has been a principal officer of The Cafaro Company for the past 20 years.

         Joseph Dominijanni has served as the Company's Treasurer since December 19, 1996. Mr. Dominijanni has also served as the Vice President - Finance of American Architectural Products, Inc. ("AAP") since its inception. Mr. Dominijanni also currently serves as Vice President - Finance of American Commercial Holdings, Inc. ("ACH"), the parent corporation of AAPH, and American Commercial Industries, Inc. ("ACI"), which is principally engaged in the manufacturing of automotive components. Mr. Dominijanni joined ACH and ACI in May 1996. Mr. Dominijanni served as Vice President - Finance of EWI, Inc., a manufacturer of automotive metal stampings, from June 1990 until April 1996.

         W.R. Jackson, Jr. has served as a director of the Company since December 19, 1996. Mr. Jackson has also served since 1982 on the Board of Directors of Pitt-Des Moines, Inc., a steel construction, engineering and metal products manufacturer. Mr. Jackson was also President and Treasurer of Pitt-Des Moines, Inc. from 1983-1987.

         John Masternick has been a director of the Company since June 14, 1994. Mr. Masternick is a practicing attorney in Girard, Ohio, and is the Chairman of the Board of Directors of Omni Manor, Inc. and Windsor House, Inc., owners and operators of skilled nursing and extended care facilities in northeastern Ohio and western Pennsylvania.

         James E. Phillips has been a member of the Company's Board of Directors since December 19, 1996. Mr. Phillips is also an attorney practicing with the law firm of Arter & Hadden since 1985. Additionally, Mr. Phillips has served as President and director of GPI Incorporated ("GPI") and Profile Extrusion Company ("PEC") since April 1, 1994 and Daymonex Limited ("Daymonex") since May 2, 1996, respectively. GPI, PEC and Daymonex are engaged in the aluminum extrusion industry.

         Charles E. Trebilcock has been a director of the Company since June 14, 1994. Since 1964, Mr. Trebilcock has served as Chairman of Liberty Industries, Inc., an Ohio-based manufacturer of industrial lumber packaging products and equipment. Mr. Trebilcock is also a partner in Kings Company, which is also a manufacturer of industrial lumber packaging products and equipment.

         James K. Warren has been a director of the Company since February 27, 1997. Mr. Warren holds the office of Vice President - Corporate Planning of AAP. Since February 1, 1996, Mr. Warren has been employed by American Commercial Industries, Inc. as its Vice President - Corporate Planning. During the same time, Mr. Warren has also held the position of Vice President - Corporate Planning for ACH, the parent company of ACI and AAPH. Mr. Warren was previously a practicing attorney with the law firm of Arter & Hadden.

MEETINGS AND COMPENSATION

         During the fiscal year ended December 31, 1996, the Board of Directors of the Company met two times. All other actions taken by the Board of Directors during the fiscal year ended December 31, 1996 were accomplished by means of unanimous written consent. During the period in which he served as a director, each of the directors attended 75% or more of the meeting of the Board of Directors and of the meetings held by committees of the Board, if any, on which he served.

         During the fiscal year ended December 31, 1996, non-employee members of the Board of Directors received no cash compensation for serving on the Board; however, such members were reimbursed for expenses incurred in connection with their attendance at meetings of the Board. Each non-employee director serving as a member of the Board of Directors on December 18, 1996 was granted options to purchase 2,000 shares of the Company's common stock at an exercise price equal to the average of the reported closing bid and asked prices on the date of grant, vesting in full upon issuance. Such options are exercisable for a period of five years following the vesting date and were issued pursuant to the Company's 1996 Stock Option Plan.For the fiscal year ending December 31, 1997, each non-employee director of the Company will receive the following compensation:

                  (i) Options to purchase 2,000 shares of the Company's common stock at an exercise price equal to the average of the reported closing bid and asked prices on the date of grant, vesting in full after one year if the director attends at least four of the regularly scheduled meetings of the Board of Directors and at least 75% of all meetings of the Board of Directors. Such options will be exercisable for a period of five years following the vesting date and will be issued pursuant to the Company's 1996 Stock Option Plan.

                  (ii) A fee of $1,000 for each Board of Directors meeting attended in person.

                  (iii) Reimbursement of expenses incurred in connection with attending meetings of the Board of Directors.

         The Company's Board of Directors did not have a standing audit, compensation or nominating committee during the fiscal year ended December 31, 1996.


                             EXECUTIVE COMPENSATION

         The following table summarizes all annual and long-term compensation paid to the Company's Chief Executive Officer and all other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ending December 31, 1996 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1995 and 1994.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Long Term
                                                             ANNUAL COMPENSATION                 Compensation

----------------------------------------------------------------------------------------------------------------------------------
                                                                                Other Annual      Restricted        All other
       Name and               Year Ended         Salary          Bonus          Compensation        Stock         Compensation
  Principal Position         December 31,         ($)             ($)              ($)(2)           Awards             ($)
----------------------------------------------------------------------------------------------------------------------------------
Frank J. Amedia,                 1996           168,718           --                 --               --               --
President and
Chief Executive                  1995           193,000           --                 --               --               --
Officer(1)
                                 1994           137,294           --                 --               --               --
----------------------------------------------------------------------------------------------------------------------------------

(1) The amount of compensation paid to Mr. Amedia for 1994 consists of $47,384 paid from October 1, 1993 through June 7, 1994 (paid by Forte, Inc.) and an additional $89,910 paid to Mr. Amedia following the closing of the acquisition of Forte, Inc. by the Company on June 7, 1994.

(2) Other compensation to Mr. Amedia did not exceed $50,000 or 10% of his total annual salary and bonus during any fiscal year.

              No stock options previously granted to the executive officers were subject to repricing during the fiscal year ended December 31, 1996. The Company does not have a long term incentive plan established for the benefit of its executive officers or directors.

              No stock options, stock appreciation rights or restricted stock awards were granted as compensation to any officers, directors or employees of the Company or its subsidiaries during the fiscal years ended December 31, 1994, 1995 or 1996. The Company entered into definitive stock option agreements with Mr. Amedia and Mr. John Masternick dated December 18, 1996, memorializing the terms of stock options granted to them in 1994 as shareholders of Forte, Inc. in connection with the acquisition by the Company of Forte, Inc.

              The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 1996 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each Named Executive Officer.

-----------------------------------------------------------------------------------------------------------------------------------
                   Aggregated Option Exercises in Fiscal 1996 and Option Value as of December 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
          Name          Shares            Value              Number of unexercised               Value of unexercised in-the-
                      acquired on        realized         options/SARs at fiscal year            money options/SARs at fiscal
                     exercise (#)          ($)                      end (#)                            year end ($)(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Exercisable       Unexercisable        Exercisable       Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Frank J. Amedia            0                $0            426,244               0              $2,530,824              0
-----------------------------------------------------------------------------------------------------------------------------------

(1) Based on the average of reported bid and asked prices for the Common Stock on December 31, 1996.

EMPLOYEE STOCK OPTION PLANS

              1992 Incentive Stock Option Plan. In May of 1992, the Board of Directors of the Company adopted an Employee Incentive Stock Option Plan (the "Option Plan"). Options to purchase an aggregate of up to 500,000 shares of the Company's common stock are authorized under the Option Plan. Options granted under the Option Plan have a maximum duration of ten years from the date of grant. In connection with the acquisition of Forte, Inc. by the Company in June of 1994, Mr. Amedia and Mr. Masternick (as the former shareholders of Forte, Inc.) received options to purchase an aggregate of 471,770 shares of the Company's common stock at $3.75 per share.

              1996 Stock Option Plan. The Company's 1996 Stock Option Plan (the "1996 Plan"), which was approved by the shareholders of the Company, authorizes the Board to grant options to directors and employees of the Company to purchase in the aggregate an amount of shares of Common Stock equal to 10% of the shares of Common Stock issued and outstanding from time to time, but which aggregate amount shall in no event exceed 10,000,000 shares of Common Stock. Directors, officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1996 Plan. Options may be nonqualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1996 Plan are not transferable and expire ten (10) years after the date of grant. The per share exercise price of an incentive stock option granted under the 1996 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after December 19, 2006.

              The 1996 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1996 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

              As of December 31, 1996, options to purchase a total of 1,466,387 shares of the Company's common stock were outstanding, including options to purchase 879,832 shares issued to AAP Holdings, Inc. on December 18, 1996, with exercise prices ranging from $2.50 to $5.00 per share.


               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE BY REFERENCE THIS INFORMATION STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION PHILOSOPHY

              Decisions on compensation of the Company's executive officers are made by the Board of Directors. The Board of Directors is responsible for setting and administering the policies which govern both annual compensation and stock ownership programs. In general, the Board of Directors compensation policies and practices of the Board of Directors are based upon the following subjective principles:

               - Compensation programs should reflect and promote the Company's goals and reward individuals for contributions to the Company's success in achieving its goals.

               - Compensation should be related to the value created for the Company's stockholders.

               - Compensation programs should integrate both the long- and short-term strategies of the Company.

               - Compensation programs should provide incentive for excellence in individual performance and promote teamwork among the Company's management.

               - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

               - Stock ownership by management and stock-based compensation plans are beneficial in aligning management's and the stockholders' interest in the enhancement of stockholder value.

         Total compensation for each member of senior management is set at levels which the Board of Directors believes are competitive in relation to companies of similar type and size; however, no independent investigation of such levels has been conducted by the Board of Directors. The components of executive compensation include base salary, equity participation in the Company in the form of options to purchase common stock, and a discretionary bonus program. Compensation for executive officers of the Company is usually set by the Board of Directors prior to the beginning of each fiscal year. Due to the level of compensation received by the executive officers of the Company, the Board of Directors has not yet deemed it necessary to adopt a policy regarding the one million dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

BASE SALARY

              The Board of Directors establishes base salaries for the company's executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Board considers the compensation practices and corporate financial performance of similarly situated companies. In evaluating base salary levels, the Board of Directors takes into account a number of factors, including (but not limited to) management's efforts to improve levels of sales and profitability and to expand the markets into which the Company's products are distributed and sold. The Board also takes into account management's consistent commitment to the long-term success of the Company through the development of new and improved products and through developing and implementing strategic business acquisition opportunities.

         Based upon its evaluation of these factors, the Board of Directors believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Board contribute to management's commitment. The Board of Directors attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Board recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Board of Directors does not assign any specified weight to the criteria it considers.

         Base salary recommendations are fixed at levels which the Board believes is paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in businesses similar to that of Company; however, the Board of Directors has conducted no formal investigation of compensation level at other companies.

STOCK OPTIONS

              The Board of Directors administers the Company's 1996 Stock Option Plan (the "1996 Plan") and determines those employees of the Company who are eligible to participate in the 1996 Plan. The exercise price of options granted under the 1996 Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Board of Directors under the 1996 Plan are based upon the Board's evaluation of the same factors described above under "Base Salary." The Board of Directors also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each participating employee, as well as each participating employee's current equity participation in the Company. In addition, the Board seeks the recommendation of senior management with respect to options granted to all participating employees, including the Chief Executive Officer and other senior management. During the fiscal year ending December 31, 1996, no options were granted to employees of the Company under the 1996 Plan.

BONUS COMPENSATION

              Bonus compensation is paid at the discretion of the Board of Directors. Determinations of the Board of Directors with regard to the award of bonus compensation are generally based upon the Board's evaluation of the same factors described above under "Base Salary" and other subjective criteria. No bonuses were paid to the Chief Executive Officer or any of the other executive officers of the Company during the fiscal year ended December 31, 1996.

CHIEF EXECUTIVE OFFICER

              Mr. Amedia has served as President and Chief Executive Officer of the Company since 1994. As Chief Executive Officer, Mr. Amedia receives a base salary and is eligible to receive stock options under the 1996 Plan and is eligible to receive bonus compensation at the discretion of the Board of Directors. The Board's evaluation process with respect to the Chief Executive Officer's compensation is comprised of the same components that are utilized by the Board in evaluating the compensation of other members of senior management. In reflection of the substantial changes in the Company's business as a result of the transaction with AAP Holdings, Inc. which was consummated in December of 1996, the Board of Directors has set Mr. Amedia's base salary at $250,000 for the fiscal year ending December 31, 1997. The Company does not have an employment agreement with Mr. Amedia.

                             Submitted by the American Architectural Products Corporation Board of Directors

                                  George S. Hofmeister
                                  Frank J. Amedia
                                  John J. Cafaro
                                  Joseph Dominijanni
                                  W.R. Jackson, Jr.
                                  John Masternick
                                  James E. Phillips
                                  Charles E. Trebilcock
                                  James K. Warren

                             STOCK PRICE PERFORMANCE

                  Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and a peer group of Nasdaq-listed companies engaged in the manufacture of fabricated structural metal products for the period from March 31, 1995 through December 31, 1996 (including the reinvestment of dividends, if any). For each of the measurement dates, the Company's common stock price was determined based on the average of the high and low bid prices and the high and low asked prices for the fiscal quarter ending on such measurement date. The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Information Statement by reference into any filing under, and shall not otherwise be deemed filed under, either the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.




















                                                          3/31/95             12/31/95              12/31/96
                                                          -------             --------              --------
American Architectural Products Corporation                 100                  51.9                 118.2

Nasdaq Stock Market Index                                   100                 129.7                 159.5

Peer Group (Fabricated Structural Metal Products            100                 126.9                 122.4
Companies)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of April 15, 1997, by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and
(iv) all Named Executive Officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investing power with respect to the shares indicated as being beneficially owned.


                                                                              Shares of Stock
                                                                            Beneficially Owned
                                                               -----------------------------------------
                                                               Number of Shares               Percent of
      Class of Stock         Name and Address                  Beneficially Held                 Class
      --------------         ----------------                  -----------------              ----------
          Common             George Hofmeister(1) (8)                  2,500                        *

          Common             Frank J. Amedia(1)                    3,359,326(2)                  25.8%

          Common             John J. Cafaro(1)                             0                        0

          Common             Joseph Dominijanni(1)                     2,000                        *

          Common             W.R. Jackson, Jr.(1)                          0                        0

          Common             John Masternick                         369,680(3)                   2.9%
                             20 E. Liberty Street
                             Girard, Ohio  44420

          Common             Jim Phillips(1)                               0                        0

          Common             Charles E. Trebilcock(1)                 50,833(4)                     *

          Common             James K. Warren(1)                            0                        0

          Common             AAP Holdings, Inc.                   10,907,958(5) (8)              81.0%
                             100 S. Broadway Avenue
                             Salem, Ohio 44460

          Common             All directors and Named               3,784,339(6)                  29.0%
                             Executive Officers of the
                             Company as a group (9
                             persons)

------------------------

*        Less than 1%

(1) c/o American Architectural Products Corporation, 1350 Albert Street, Youngstown, Ohio 44505.

(2) Includes 426,244 shares of common stock which are subject to unexercised options that were exercisable on April 15, 1997 or within sixty days thereafter. Also includes an additional 171,842 unissued shares of common stock which the Company is obligated to issue to Mr. Amedia and

         32,432 shares of common stock which Forte, Inc., a wholly-owned subsidiary of the Company, is obligated to transfer to Mr. Amedia in connection with the acquisition of Forte, Inc. by the Company in June of 1994.

(3) Includes 45,526 shares of common stock which are subject to unexercised options that were exercisable on April 15, 1997 or within sixty days thereafter.

(4) Includes 25,833 shares of common stock owned individually and 25,000 shares held by a custodian for the benefit of an individual retirement account of Mr. Trebilcock.

(5) Does not include 879,832 shares of common stock which are subject to unexercised options that are exercisable only upon the occurrence of certain contingencies. Includes 2,728,808 shares of common stock owned by Amedia, 171,842 shares of common stock issuable to Amedia by the Company, 32,432 shares of common stock which Forte, Inc. is obligated to transfer to Amedia and 426,244 shares of common stock subject to unexercised options that were exercisable on April 15, 1997 or within sixty days thereafter. In connection with the transaction between AAP Holdings, Inc. and the Company which was consummated in December of 1996, Amedia granted AAP Holdings, Inc. an irrevocable proxy to vote all shares of common stock currently or hereafter owned by Amedia with respect to certain matters, including any matter submitted to the shareholders of the Company relating to the repayment of amounts owing to MascoTech, Inc. under those certain Promissory Notes dated August 29, 1996 in the original principal amount of $8,000,000. The proxy expires on December 31, 1997.

(7) Includes 471,770 shares of common stock which are subject to unexercised options that were exercisable on April 15, 1997 or within sixty days thereafter as described above and 204,275 shares of common stock which the Company and Forte, Inc. are obligated to issue to Mr. Amedia.

(8) George Hofmeister, Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAP Holdings, Inc.

CHANGE IN CONTROL

         Pursuant to that certain Agreement and Plan of Reorganization between the Company and AAP Holdings, Inc. ("AAPH"), dated October 25, 1996 (the "Reorganization Agreement"), AAPH acquired 7,548,632 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of American Architectural Products, Inc., which was a wholly-owned subsidiary of AAPH. AAPH also obtained a voting proxy from Frank Amedia in connection with the Reorganization Agreement, granting AAPH an irrevocable proxy to vote all of Amedia's shares of Common Stock with respect to certain matters, including any matters submitted to the stockholders of the Company relating to the repayment of amounts owing to MascoTech, Inc. from American Architectural Products, Inc. under those certain Promissory Notes dated August 29, 1996 in the original aggregate principal amount of $8,000,000 (the "MascoTech Notes"). In addition, the Company agreed pursuant to the Reorganization Agreement to use its best efforts to cause the MascoTech Notes to be repaid in full on or prior to December 31, 1997.

         Prior to execution of the Reorganization Agreement, Mr. Amedia had effective control of the Company, directly owning over 50% of the issued and outstanding capital stock of the Company. As a result of consummation of the transactions contemplated by the Reorganization Agreement, AAPH now directly owns a majority of the issued and outstanding shares of Common Stock of the Company.

                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

              Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that: (i) Messrs. Amedia, Masternick and Trebilcock and other former members of the Company's Board of Directors failed to timely file initial reports of beneficial ownership upon becoming reporting persons under Section 16(a) of the Exchange Act, and each such person has, subsequent to December 31, 1996, filed initial reports of beneficial ownership as required by Section 16(a) of the Exchange Act; (ii) Mr. Amedia failed to file timely reports relating to a disposition of 340,000 shares of Common Stock (which number of shares does not reflect the 1-for-10 reverse stock split described elsewhere herein) on April 6, 1996, and Mr. Amedia reported this transaction on a Form 5 filed subsequent to December 31, 1996; (iii) Mr. Masternick failed to file timely reports relating to the acquisition of 108,750 shares of Common Stock (which number of shares does not reflect the 1-for-10 reverse stock split described elsewhere herein) on June 23, 1995, and Mr. Masternick reported this transaction on a Form 5 filed subsequent to December 31, 1996; (iv) Mr. Trebilcock failed to file timely reports relating to the acquisition of 54,960 shares of Common Stock on November 29, 1995 and 45,040 shares of Common Stock on December 29, 1995 (which number of shares does not in either case reflect the 1-for-10 reverse stock split described elsewhere herein), and Mr. Trebilcock reported these transactions on a Form 5 filed subsequent to December 31, 1996; (v) Dr. Chester Amedia, a former director of the Company, failed to file timely reports relating to the acquisition of 32,500 shares of Common Stock on November 1, 1996 (which number of shares does not reflect the 1-for-10 reverse stock split described elsewhere herein), and Dr. Amedia reported this transaction on a Form 5 filed subsequent to December 31, 1996; and (vi) except as set forth above, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during the fiscal year ending December 31, 1996.


                              CERTAIN TRANSACTIONS

              Pursuant to an Agreement and Plan of Reorganization dated on May 27, 1994, which was consummated on June 8, 1994 (as amended, the "Forte Agreement"), Forte, Inc., an Ohio corporation, became a wholly owned subsidiary of the Company. Pursuant to that transaction, as modified, the Company agreed to issue to the prior Forte shareholders a total of 3,247,929 shares of the Company's common stock, consisting of 2,934,650 shares to Frank J. Amedia and 313,279 shares to John Masternick. As part of the same transaction, options were granted to Amedia and Masternick to purchase 426,244 shares and 45,526 shares, respectively, of the Company's common stock at $3.75 per share. In addition, 32,432 shares of the Company's common stock acquired by Forte are to be issued to Amedia as a former shareholder of Forte. These shares have not yet been issued and are in addition to 171,842 shares of Common Stock which the Company is obligated to issue to Amedia in connection with the Forte Agreement.

              In June, 1994, Forte purchased all of the issued and outstanding shares of MoCorp Air, Inc. ("MoCorp") from Amedia for $215,000, which consisted of the assumption by Forte of the balance due from MoCorp to Cessna Financing Company in the amount of $147,902 and seller-provided financing for the balance of the purchase price of $67,098. The total consideration paid by Forte represented the estimated value of the sole asset of MoCorp, a Cessna Chieftain Piper Aircraft, U.S. Registration No. N27363.

              Mr. George S. Hofmeister, Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAP Holdings, Inc., a Delaware corporation ("AAPH"). In connection with the Reorganization Agreement between the Company and AAPH, the Company and its subsidiary, American Architectural Products, Inc. ("AAP"), agreed to use their best efforts to secure the release of Amedia, Masternick and Hofmeister from all obligations as either a co-obligor or guarantor of Company or AAP debt. See "DESCRIPTION OF BUSINESS -- Description of Business." In addition, the Company agreed to indemnify, defend and hold harmless Amedia, Masternick and Hofmeister against any loss, cost or expense which any of them may incur as a result of being a co-obligor or guarantor of any Company or AAP debt. Furthermore, the Company and AAPH agreed not to dispose of assets securing any Company or AAP debt without the prior written consent of any person who is a co-obligor or guarantor of such debt.

              Forte performs management services for 78 rental units owned by Amedia and his wife. Such services involve accounting, performing maintenance, making repairs and coordinating tenant requirements. Mr. Amedia and his wife paid the Company $52,257 for such services during the year ended December 31, 1996, $49,804 during the year ended December 31, 1995, and $29,925 during the year ended December 31, 1994.

              Upon consummation of the transaction contemplated by the Reorganization Agreement, the Company agreed that AAP would pay a management fee to AAPH of $250,000 during 1997 and to reimburse AAPH and its affiliates for out-of-pocket expenses incurred in providing services to AAP. The management fee agreement will terminate on December 31, 1997. In addition, the Company agreed to pay AAPH an acquisition consulting fee of one percent (1%) of the transaction price of each acquisition transaction consummated by the Company with respect to which AAPH or its affiliates provides acquisition consulting services. For purposes of calculating the acquisition fee, the transaction price means the aggregate amount of consideration paid by the Company or its affiliates for the acquisition in the form of cash, stock, stock options, warrants, debt instruments and other assumed liabilities. The acquisition consulting fee agreement will terminate on December 31, 1997, except with respect to acquisition transactions already in progress at such date.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

              At the Annual Meeting, the Company will seek the election of George Hofmeister, Frank J. Amedia, John J. Cafaro, Joseph Dominijanni, W.R. Jackson, Jr., John Masternick, James E. Phillips, Charles Trebilcock and James
K. Warren as directors, each to hold office until the Company's next annual meeting or until his successor is elected and qualified.

REQUIRED VOTE

              The nine (9) nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is no cumulative voting with respect to the election of directors.

              AAP Holdings, Inc. and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, intend to vote FOR each of the nominees listed above. Accordingly, it is expected that each of such nominees will be elected to the Company's Board of Directors. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, AAP Holdings, Inc. and Mr. Amedia will vote their shares in favor of the election of such other person or persons as they may determine. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.


                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

              On February 17, 1997, Semple & Cooper, P.L.C. ("Semple & Cooper") resigned as the principal accountants of the Company. Semple & Cooper's reports on the Company's financial statements for the prior two fiscal years contained no adverse opinion and no disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Semple & Cooper, there were no disagreements with Semple & Cooper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Semple & Cooper, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. Semple & Cooper furnished the Company with a letter addressed to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K, which was filed by the Company on Form 8-K/A dated February 21, 1997.

              The Board of Directors of the Company approved the engagement of BDO Seidman LLP as independent accountants and auditors of the books of account for the Company and to advise the Company on accounting matters. The Company's engagement of BDO Seidman LLP became effective as of February 17, 1997. It is presently contemplated that BDO Seidman LLP will be retained as the principal accounting firm to be utilized by the Company throughout the fiscal year ending July 31, 1997. The Company anticipates that a representative of BDO Seidman LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of BDO Seidman LLP will be provided an opportunity to make a statement (if such representative so desires).

REQUIRED VOTE

              Ratification of the selection of BDO Seidman LLP as the Company's independent auditors requires the affirmative vote of a majority of the voting power of the Common Stock present at the Annual Meeting in person or by valid proxy.

              AAP Holdings, Inc. and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, presently intend to vote FOR ratification of the selection of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Accordingly, it is expected that such selection will be ratified; however, neither AAP Holdings, Inc. nor Mr. Amedia is obligated to vote in favor of such ratification.


                            PROPOSALS BY STOCKHOLDERS

              Any stockholder proposal that is intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than January 12, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy or information statement relating to such meeting.



                                 OTHER BUSINESS

              The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Information Statement. The Board of Directors is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in such Notice.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   David McKelvey, Secretary

Youngstown, Ohio
May 10, 1997